Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE:

December 3, 2007

FOR MORE INFORMATION, CONTACT:
Ron Blevins, EVP	Patricia Gallagher, SVP
Chief Financial Officer	Director of Strategic Planning
EVB	EVB
(804) 443-8423	(804) 443-8449
ron.blevins@bankevb.com	patricia.gallagher@bankevb.com

EVB Acquires Millennium Bank Branch Offices

TAPPAHANNOCK, Va. —Joe Shearin, President and Chief Executive Officer of Eastern Virginia Bankshares, Inc., the bank holding company for EVB, announced today that EVB signed a definitive agreement with Millennium Bank, N.A. to acquire the Henrico and Colonial Heights Millennium Bank branch offices, located at 8821 West Broad Street, Richmond, Virginia, and 3400 Boulevard, Colonial Heights, Virginia, respectively.

With the acquisition of these two branches, EVB will acquire approximately $89 million in deposits and a $44 million loan portfolio. The acquisition, subject to regulatory approval, is anticipated to be consummated by the end of the first quarter of 2008.

The acquisition is expected to be neutral to slightly accretive to 2008 earnings per share (“EPS”) and accretive to 2009 EPS. EVB, upon the completion of this acquisition, will be a $1 billion company with approximately $762 million in deposits.

“We are excited about the opportunity to expand our franchise into these markets. Henrico County and Colonial Heights have been target expansion areas for our company,” said EVB President and Chief Executive Officer Joe Shearin. When this acquisition is consummated, the Company will operate 25 retail offices in the counties of Caroline, Essex, Gloucester, Hanover, Henrico, King William, Lancaster, Middlesex, New Kent, Northumberland, Southampton, Surry, Sussex and the city of Colonial Heights. Subsidiaries of EVB include EVB Investments, Inc, EVB Mortgage, LLC, EVB Insurance and EVB Title, LLC. The Company’s stock trades on the NASDAQ Global Market under the symbol EVBS.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you to be aware of the speculative nature of “forward-looking statements.” These statements are not guarantees of performance or results. Statements that are not historical in nature, including statements that include the words “may,” “anticipate,” “estimate,” “could,” “should,” “would,” “will,” “plan,” “predict,” “project,” “potential,” “expect,” “believe,” “intend,” “continue,” “assume” and similar expressions, are intended to identify forward-looking statements. Although these statements reflect our good faith belief based on current expectations, estimates and projections about (among other things) the industry and the markets in which we operate, they are not guarantees of future performance. Whether actual results will conform to our expectations and predictions is subject to a number of known and unknown risks and uncertainties, including the following:

•	changes in the interest rates affecting our deposits and our loans;

•	the loss of any of our key employees;

•

changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;

•	the strength of the economy in our target market area, as well as general economic, market, or business conditions;

•

changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;

•	an insufficient allowance for loan losses as a result of inaccurate assumptions;

•	our ability to manage growth;

•	our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;

•	our ability to assess and manage our asset quality;

•	changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;

•	our ability to maintain internal control over financial reporting;

•	our ability to raise capital as needed by our business;

•

our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;

•	changes in laws, regulations and the policies of federal or state regulators and agencies; and

•	other circumstances, many of which are beyond our control.